Exhibit 99.1

PRESS RELEASE

Smartkem Reports First Quarter 2025 Financial Results

Manchester, England – Wednesday, May 14, 2025 – Smartkem (Nasdaq: SMTK), which is seeking to change the world of electronics with a new class of transistor technology, today provides a business update and reports its financial results for the three months ended March 31, 2025.

Smartkem Chairman and CEO, Ian Jenks, commented: “Progress toward commercialization continued in the first quarter of 2025. As previously announced, we commenced our project with AUO to develop the world’s first rollable, transparent MicroLED display, made the first sales of our TRUFLEX® advanced semiconductor materials to Chip Foundation, and signed a memorandum of understanding with RiTdisplay Corporation for the integration of Smartkem’s OTFT process on RiTdisplay’s Gen2.5 line. In addition, the Company appointed Jonathan Watkins as our new COO.

“Building on our momentum in the first quarter, in April, we introduced the first application of our “MiP4” platform at Touch Taiwan 2025. This MicroLED Smart Backlight showcases how our unique semiconductor materials and chip-first architecture can unlock higher brightness and better contrast for LCDs, particularly in automotive displays.

“Tomorrow, during Display Week 2025 and as part of the associated SID Business Conference, I’ll be giving a presentation titled “Changing the World of Electronics: Unveiling a Breakthrough in Transistor Technology for the Future of MicroLED Displays” that will present the latest advancements in our technology.

“I look forward to keeping you informed of our progress this year as we strengthen our position as a global leader in organic transistor technology and close in on our goal of commercializing our technology,” Jenks concluded.

First Quarter 2025 Financial Highlights:

•	Cash and cash equivalents were $3.9 million as of March 31, 2025, compared to $7.1 million as of December 31, 2024.
•	Revenues were $23 thousand for the three months ended March 31, 2025, compared to nil for the same period of 2024, primarily as a result of sales of OTFT backplanes and TRUFLEX® materials for customer assessment and development purposes.
•	Operating expenses were $3.4 million for the three months ended March 31, 2025, compared to $2.7 million for the same period of 2024.
•	Loss from operations was $3.1 million for the three months ending March 31, 2025, compared to $2.4 million for the same period of 2024.

About Smartkem

Smartkem is seeking to change the world of electronics with a new class of transistors developed using its proprietary advanced semiconductor materials. Our TRUFLEX® materials can be used in a range of applications including next generation MicroLED, LCD and AMOLED displays, as well as advanced computer and AI chip packaging, and a new type of sensor.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

Smartkem’s MiP4 is designed to replace existing MiniLED packages in LCD backlights and signage applications. The MiP4 will offer higher brightness at lower power, lower production costs, and compatibility with existing MiniLED die bonding equipment. MiP4s are expected to ship -on-blue tape format for seamless industry adoption.

For MicroLED display applications, Smartkem’s low temperature process allows its liquid transistors to be poured directly onto MicroLEDs, eliminating the need to use current high-cost, low-yield manufacturing processes. This innovation is expected to reduce defects and enhance yield, and to integrate seamlessly into existing manufacturing infrastructure, with the potential to make MicroLED displays more commercially viable across a number of sectors including smartphones, wearables, automotives and digital signage.

Smartkem designs and develops its materials at its research and development facility in Manchester, UK and provides prototyping services at the Centre for Process Innovation (CPI) in Sedgefield, UK. It operates a field application office in Hsinchu, Taiwan, close to collaboration partner, The Industrial Technology Research Institute (ITRI). Smartkem is developing a commercial-scale production process and Electronic Design Automation (EDA) tools to demonstrate the commercial viability of manufacturing a new generation of displays using its materials.

The company has an extensive IP portfolio including 138 granted patents across 17 patent families, 16 pending patents and 40 codified trade secrets. For more information, visit our website or follow us on LinkedIn.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem, Inc.'s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Industry Representatives and Media

Selena Kirkwood
Head of Communications for Smartkem

T: +44 (0) 7971 460 364
s.kirkwood@smartkem.com

Analysts and Investors

David Barnard, CFA

Alliance Advisors Investor Relations

T: 1 415 433 3777

dbarnard@allianceadvisors.com

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

SMARTKEM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(in thousands, except number of shares and per share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$3,881	$7,141
Research and development tax credit receivable	664	519
Prepaid expenses and other current assets	1,091	849
Total current assets	5,636	8,509
Property, plant and equipment, net	220	269
Right-of-use assets, net	54	120
Other assets, non-current	—	6
Total assets	$5,910	$8,904

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$1,439	$1,791
Lease liabilities, current	24	47
Other current liabilities	639	450
Total current liabilities	2,102	2,288
Lease liabilities, non-current	21	25
Total liabilities	2,123	2,313

Commitments and contingencies (Note 7)	—	—

Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, 856 shares issued and outstanding, at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 3,620,217 and 3,590,217 shares issued and outstanding, at March 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	122,651	122,316
Accumulated other comprehensive loss	(2,110)	(1,105)
Accumulated deficit	(116,754)	(114,620)
Total stockholders' equity	3,787	6,591
Total liabilities and stockholders’ equity	$5,910	$8,904

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

SMARTKEM, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except number of shares and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$23	$—
Cost of revenue	1	—
Gross profit	22	—

Other operating income	251	202

Operating expenses
Research and development	1,497	1,276
General and administrative	2,009	1,362
(Gain)/loss on foreign currency transactions	(95)	13
Total operating expenses	3,411	2,651

Loss from operations	(3,138)	(2,449)

Non-operating income/(expense)
Gain/(loss) on foreign currency transactions	969	(6)
Change in fair value of the warrant liability	—	753
Interest income/(expense)	10	6
Total non-operating income/(expense)	979	753

Loss before income taxes	(2,159)	(1,696)
Income tax refund	25	—
Net loss	$(2,134)	$(1,696)
Preferred stock deemed dividends	—	(7,094)
Net loss attributed to common stockholders	$(2,134)	$(8,790)

Weighted average shares outstanding - basic and diluted	6,649,603	2,735,375

Basic and diluted net loss per common share attributed to common stockholders	$(0.32)	$(3.21)

Net loss	$(2,134)	$(1,696)
Other comprehensive loss:
Foreign currency translation	(1,005)	(18)
Total comprehensive loss	$(3,139)	$(1,714)

##END##

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com